Exhibit 4.9

SIXTH SUPPLEMENTAL INDENTURE
SUBSIDIARY GUARANTEES
SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 8, 2021, among the subsidiary guarantors listed on Schedule I hereto (the “Guaranteeing Subsidiaries”), Vistra Operations Company LLC, a Delaware limited liability company (the “Company”), the other subsidiary guarantors party hereto and Wilmington Trust, National Association, as trustee under the indenture referred to below (the “Trustee”).
WITNESSETH
WHEREAS, the Company has heretofore executed and delivered to the Trustee that certain Indenture (as supplemented and amended, the “Indenture”), dated as of August 22, 2018, among the Company, the Subsidiary Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $1,000,000,000 of 5.500% Senior Secured Notes due 2026 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Subsidiary Guarantees”); and
WHEREAS, pursuant to Sections 4.07 and 9.01 of the Indenture, the Trustee, the Company and the other Subsidiary Guarantors are authorized and required to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Trustee, the Company and the other Subsidiary Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Agreement to be Bound; Guarantee. Each of the Guaranteeing Subsidiaries hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. Each of the Guaranteeing Subsidiaries hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. In furtherance of the foregoing, each of the Guaranteeing Subsidiaries shall be deemed a Subsidiary Guarantor for purposes of Article 10 of the Indenture, including, without limitation, Section 10.02 thereof.

3.    NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
4.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
5.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
6.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.
7.    Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first written above.

COLETO CREEK ENERGY STORAGE LLC
FOREST GROVE SOLAR LLC
MORRO BAY ENERGY STORAGE 1, LLC
MORRO BAY ENERGY STORAGE 2, LLC
MOSS LANDING ENERGY STORAGE 3, LLC
MOSS LANDING ENERGY STORAGE 4, LLC
OAK HILL SOLAR LLC
OAKLAND ENERGY STORAGE 1, LLC
OAKLAND ENERGY STORAGE 2, LLC
OAKLAND ENERGY STORAGE 3, LLC
RENEWABLE ENERGY VENTURES, LLC TRINIDAD POWER STORAGE LLC,
as the Guaranteeing Subsidiaries

By:     /s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer
[Signature Page to Sixth Supplemental Indenture]

VISTRA OPERATIONS COMPANY LLC,
as the Company

By: /s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Sixth Supplemental Indenture]

AMBIT CALIFORNIA, LLC	KINCAID GENERATION, L.L.C.
AMBIT ENERGY HOLDINGS, LLC	LA FRONTERA HOLDINGS, LLC
AMBIT HOLDINGS, LLC	LAKE ROAD GENERATING COMPANY, LLC
AMBIT ILLINOIS, LLC	LIBERTY ELECTRIC POWER, LLC
AMBIT MARKETING, LLC	LONE STAR ENERGY COMPANY, INC.
AMBIT MIDWEST, LLC	LONE STAR PIPELINE COMPANY, INC.
AMBIT NEW YORK, LLC	LUMINANT ENERGY COMPANY LLC
AMBIT NORTHEAST, LLC	LUMINANT ENERGY TRADING CALIFORNIA COMPANY
AMBIT TEXAS, LLC	LUMINANT ET SERVICES COMPANY LLC
ANP BELLINGHAM ENERGY COMPANY, LLC	LUMINANT GENERATION COMPANY LLC
ANP BLACKSTONE ENERGY COMPANY, LLC	LUMINANT MINING COMPANY LLC
BIG BROWN POWER COMPANY LLC	LUMINANT POWER GENERATION INC.
BIG SKY GAS, LLC	LUMINANT POWER LLC
BIG SKY GAS HOLDINGS, LLC	MASSPOWER, LLC
BLUENET HOLDINGS, LLC	MIDLOTHIAN ENERGY, LLC
BRIGHTSIDE SOLAR, LLC	MILFORD POWER COMPANY, LLC
CALUMET ENERGY TEAM, LLC	MORRO BAY POWER COMPANY LLC
CASCO BAY ENERGY COMPANY, LLC	MOSS LANDING ENERGY STORAGE 1, LLC
CINCINNATI BELL ENERGY LLC	MOSS LANDING ENERGY STORAGE 2, LLC
COFFEEN AND WESTERN RAILROAD COMPANY	MOSS LANDING POWER COMPANY LLC
COLETO CREEK POWER, LLC	NCA RESOURCES DEVELOPMENT COMPANY LLC
COMANCHE PEAK POWER COMPANY LLC	NEPCO SERVICES COMPANY
CORE SOLAR SPV I, LLC	NORTHEASTERN POWER COMPANY
CRIUS ENERGY, LLC	NORTH JERSEY ENERGY HOLDINGS, LLC
CRIUS ENERGY CORPORATION	NORTH JERSEY ENERGY ASSOCIATES, A LIMITED PARTNERSHIP
CRIUS SOLAR FULFILLMENT, LLC	OAK GROVE MANAGEMENT COMPANY LLC
DALLAS POWER & LIGHT COMPANY, INC.	OAKLAND POWER COMPANY LLC
DYNEGY ADMINISTRATIVE SERVICES COMPANY	ONTELAUNEE POWER OPERATING COMPANY, LLC
DYNEGY COAL GENERATION, LLC	PLEASANTS ENERGY, LLC
DYNEGY COAL HOLDCO, LLC	PUBLIC POWER & UTILITY OF MARYLAND, LLC
DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.	PUBLIC POWER & UTILITY OF NY, INC.
DYNEGY COMMERCIAL ASSET MANAGEMENT, LLC	PUBLIC POWER, LLC (a Connecticut limited liability company)
DYNEGY CONESVILLE, LLC	PUBLIC POWER, LLC (a Pennsylvania limited liability company)
DYNEGY DICKS CREEK, LLC	RENEWABLE ENERGY VENTURES, LLC
DYNEGY ENERGY SERVICES (EAST), LLC	REGIONAL ENERGY HOLDINGS, INC.
DYNEGY ENERGY SERVICES, LLC	RICHLAND-STRYKER GENERATION LLC
DYNEGY FAYETTE II, LLC	SANDOW POWER COMPANY LLC
DYNEGY GAS IMPORTS, LLC	SITHE ENERGIES, INC.
DYNEGY HANGING ROCK II, LLC	SITHE/INDEPENDENCE LLC
DYNEGY KENDALL ENERGY, LLC	SOUTHWESTERN ELECTRIC SERVICE COMPANY, INC.
[Signature Page to Sixth Supplemental Indenture]

DYNEGY KILLEN, LLC	TEXAS ELECTRIC SERVICE COMPANY, INC.
DYNEGY MARKETING AND TRADE, LLC	TEXAS ENERGY INDUSTRIES COMPANY, INC.
DYNEGY MIAMI FORT, LLC	TEXAS POWER & LIGHT COMPANY, INC.
DYNEGY MIDWEST GENERATION, LLC	TEXAS UTILITIES COMPANY, INC.
DYNEGY NORTHEAST GENERATION GP, INC.	TEXAS UTILITIES ELECTRIC COMPANY, INC.
DYNEGY OPERATING COMPANY	TRIEAGLE 1, LLC
DYNEGY POWER MARKETING, LLC	TRIEAGLE 2, LLC
DYNEGY RESOURCES GENERATING HOLDCO, LLC	TRIEAGLE ENERGY LP
DYNEGY SOUTH BAY, LLC	TXU ELECTRIC COMPANY, INC.
DYNEGY STUART, LLC	TXU ENERGY RETAIL COMPANY LLC
DYNEGY WASHINGTON II, LLC	TXU RETAIL SERVICES COMPANY
DYNEGY ZIMMER, LLC	UPTON COUNTY SOLAR 2, LLC
EMERALD GROVE SOLAR, LLC	VALUE BASED BRANDS LLC
ENERGY REWARDS, LLC	VIRIDIAN ENERGY, LLC
ENNIS POWER COMPANY, LLC	VIRIDIAN ENERGY PA LLC
EQUIPOWER RESOURCES CORP.	VIRIDIAN ENERGY NY, LLC
EVERYDAY ENERGY NJ, LLC	VIRIDIAN NETWORK, LLC
EVERYDAY ENERGY, LLC	VISTRA ASSET COMPANY LLC
GENERATION SVC COMPANY	VISTRA CORPORATE SERVICES COMPANY
HALLMARK SOLAR, LLC	VISTRA EP PROPERTIES COMPANY
HAYS ENERGY, LLC	VISTRA FINANCE CORP.
HOPEWELL POWER GENERATION, LLC	VISTRA INSURANCE SOLUTIONS LLC
ILLINOIS POWER GENERATING COMPANY	VISTRA PREFERRED INC.
ILLINOIS POWER MARKETING COMPANY	VOLT ASSET COMPANY, INC.
ILLINOIS POWER RESOURCES GENERATING, LLC	WHARTON COUNTY GENERATION, LLC
ILLINOIS POWER RESOURCES, LLC	WISE COUNTY POWER COMPANY, LLC
ILLINOVA CORPORATION	WISE-FUELS PIPELINE, INC.,
IPH, LLC
as the Subsidiary Guarantors

By: /s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Sixth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION
as the Trustee

By: /s/ Barry D. Somrock
Name: Barry D. Somrock
Title: Vice President

[Signature Page to Sixth Supplemental Indenture]

SCHEDULE I
SUBSIDIARY GUARANTORS

Name	Jurisdiction
Coleto Creek Energy Storage LLC	Delaware
Forest Grove Solar LLC	Delaware
Morro Bay Energy Storage 1, LLC	Delaware
Morro Bay Energy Storage 2, LLC	Delaware
Moss Landing Energy Storage 3, LLC	Delaware
Moss Landing Energy Storage 4, LLC	Delaware
Oak Hill Solar LLC	Delaware
Oakland Energy Storage 1, LLC	Delaware
Oakland Energy Storage 2, LLC	Delaware
Oakland Energy Storage 3, LLC	Delaware
Renewable Energy Ventures, LLC	Delaware
Trinidad Power Storage LLC	Delaware

Sch-I-1